INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CCB Financial Corporation

We consent to incorporation by reference in Registration Statements
(No. 33-61268) on Form S-8, (No. 33-61272) on Form S-8, (No. 33-53595) on
Form S-8, (No. 33-53593) on Form S-8, (No. 33-54645) on Form S-8, (No.
33-61270) on Form S-8, (No. 33-61791) on Form S-8, (No. 33-61793) on Form
S-8, and (No. 33-61797) on Form S-8 of CCB Financial Corporation of our report dated January 23, 1996, relating to the consolidated balance sheets of CCB Financial Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of CCB Financial Corporation.

Our report dated January 23, 1996 refers to the fact that on January 1, 1994, CCB Financial Corporation adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and on January 1, 1993, CCB Financial Corporation adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretire-ment Benefits Other Than Pensions", and SFAS No. 109, "Accounting for Income Taxes".


                                              /s/ KPMG Peat Marwick LLP
                                              KPMG Peat Marwick LLP

Raleigh, North Carolina
March 12, 1996